As filed with the Securities and Exchange Commission on January 19, 1996
                            Registration No. 33-



                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                    SHARPER IMAGE CORPORATION
      (Exact name of registrant as specified in its charter)

        Delaware                              94-2493558
(State or other jurisdiction       (IRS Employer Identification No.)
of incorporation or organization)

                         650 Davis Street
                 San Francisco, California 94111
       (Address of principal executive offices) (Zip Code)


                    SHARPER IMAGE CORPORATION
           1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                        STOCK OPTION PLAN
                    (Full title of the Plans)

                        Richard Thalheimer
                     Chief Executive Officer
                    Sharper Image Corporation
        650 Davis Street, San Francisco, California 94111
              (Name and address of agent for service)
                          (415) 445-6000
   (Telephone number, including area code, of agent for service)


                 CALCULATION OF REGISTRATION FEE

========================================================================

                                   Proposed      Proposed
Title of                           Maximum       Maximum
Securities            Amount       Offering      Aggregate    Amount of
  to be                to be        Price        Offering     Registration
Registered         Registered(1) per Share(2)    Price            Fee
----------         ------------- --------------  ---------        ---

-------------------------------------------------------------------------

Options to Purchase   50,000         N/A          N/A            N\A
Common
Stock (1994
Non-Employee
Director Stock
Option Plan)


Common Stock,
$0.01 par value       50,000         $4.875      $  243,750      $   84.05
(1994 Non-Employee
Director
Stock Option Plan)

Options to Purchase  750,000         N\A          N\A            N\A
Common Stock
(Stock Option Plan)

Common Stock,
$0.01 par value      750,000         $4.875      $3,656,250      $1,260.77
(Stock Option Plan)

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1994 Non-Employee Director Stock Option Plan and the Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Sharper Image Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the high and low selling price per share of Common Stock of Sharper Image Corporation on January 12, 1996 as reported by the Nasdaq National Market.


                               2.

                             PART II

        Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

          Sharper Image Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

          a. The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1995 filed with the Commission on April 27, 1995;

          b. (1) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1995;

             (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1995;

             (3) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1995;

          c. The Registrant's Annual Report on Form 11-K for the period ended December 31, 1994; and

         d. The Registrant's Registration Statement No. 0-15827 on Form 8-A filed with the Commission on May 6, 1987 in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.  Indemnification of Directors and Officers

          Article VII, Section 6, of the Bylaws of the Registrant permits indemnification of directors, officers and employees within the limitations permitted by Section 145 of the General
Corporation Law of Delaware.

          As permitted by Section 102 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation contains provisions eliminating a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach of a director's fiduciary duty except for
(i)  liability   under  Section  174  of  the  Delaware   General
Corporation  Law,  (ii)  any  breach  of the  director's  duty of
loyalty  to the  Registrant  or its   stockholders,  (iii) acts or
omissions not  in    good  faith  or  which  involve   intentional
misconduct  or a  knowing  violation  of  the  law   or  (iv)  any
transaction from which the director derived an improper personal benefit.

          The Registrant has entered into supplemental indemnification agreements with directors and certain officers. These agreements provide substantially broader indemnity rights than those provided under the Delaware law and the Registrant's Bylaws.

          Under the indemnification agreements, indemnity is provided to such officers or directors with respect to judgments and amounts paid in settlement of actions brought against them by or on behalf of the Registrant (except under the circumstances noted above), while indemnification, under Delaware law, is generally permitted only with respect to the expenses incurred in connection with such actions. Also, under Delaware law, amounts may be paid as indemnity, and litigation expenses may be advanced during the course of an action, if the individual claiming indemnity meets certain specified standards of conduct. Under the indemnification agreements, a determination that a director has met these standards is not required for such indemnity, although the indemnification agreement excludes indemnity for conduct which is adjudged to be knowingly fraudulent, deliberately dishonest or to constitute willful misconduct. With respect to expenses incurred during the course of an action, such expenses would be paid by the Registrant, subject to the individual's agreement in the indemnification agreement to reimburse the Registrant if it is ultimately determined that the individual is not entitled to indemnity as to those expenses. With respect to expenses incurred, the director would be entitled under the indemnification agreement to the same rights as are provided in the Bylaws discussed above.

          The indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against the Registrant or its directors, but to the extent a director were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by the Registrant, and the Registrant would not benefit from derivative recoveries against the directors. Such recoveries would accrue to the benefit of the Registrant but would be offset by the Registrant's obligations to the director under the indemnification agreement.

Item 7.  Exemption from Registration Claimed

          Not applicable.

Item 8.  Exhibits

Exhibit
Number       Exhibit
------       -------

   4         Instruments Defining Rights of Stockholders.
             Reference is made to Registrant's
             Registration Statement No. 0-15827 on Form 8-A which
             is incorporated herein by reference
             pursuant to Item 3(d) of this Registration
             Statement.
   5         Opinion and Consent of Brobeck, Phleger & Harrison LLP.

                                     II-2.

  23.1       Consent of Deloitte & Touche LLP, Independent
             Auditors.
  23.2 Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
  24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
  99.1       Sharper Image Corporation 1994 Non-Employee Director
             Stock Option Plan.
  99.2       Form of Notice of Grant of Automatic Stock Option -
             Initial Grant.
  99.3       Form of Notice of Grant of Automatic Stock Option -
             Annual Grant.
  99.4       Form of Stock Option Agreement.
  99.5       Sharper Image Corporation Stock Option Plan.
  99.6 Form of Notice of Grant and Stock Option Agreement (incorporated by reference to
             Exhibit No. 28.2 of Registration Statement No.
             33-55614 on Form S-8 filed with the Commission on December 11, 1992).


                                 II-3.

Item 9.  Undertakings

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended ("1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Registrant's 1994 Non-Employee Director Stock Option Plan and/or Stock Option Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                               II-4.

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 17th day of January, 1996.


                               SHARPER IMAGE CORPORATION



                               By: RICHARD THALHEIMER
                                   ------------------------
                                   Richard Thalheimer
                                   Chairman of the Board and
                                   Chief Executive Officer


                           EXHIBIT 24


                        POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Sharper Image Corporation, a Delaware corporation, do hereby constitute and appoint Richard Thalheimer and Tracy Wan, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature              Title                   Date
---------              -----                   ----



RICHARD THALHEIMER
------------------    Chairman of the Board   January 17, 1996
Richard Thalheimer     and Chief Executive
                       Officer (Principal
                       Executive Officer)


                                II-5.

Signature              Title                   Date
---------              -----                   ----


TRACY WAN              Senior Vice President,   January 17, 1996
-------------------    Chief Financial Officer
Tracy Wan              and Secretary (Principal
                       Financial and Accounting
                       Officer



ELYSE ENG THALHEIMER   Director                 January 17, 1996
--------------------
Elyse Eng Thalheimer



ALAN R. THALHEIMER     Director                 January 17, 1996
--------------------
Alan R. Thalheimer



LAWRENCE W. FELDMAN    Director                 January 17, 1996
--------------------
Lawrence W. Feldman



MAURICE W. GREGG       Director                  January 17, 1996
--------------------
Maurice Gregg



J. GARY SHANSBY        Director                  January 17, 1996
-------------------
J. Gary Shansby


                                     II-6.

                SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.



                             EXHIBITS

                                TO

                             FORM S-8

                              UNDER

                      SECURITIES ACT OF 1933


                    SHARPER IMAGE CORPORATION

                          EXHIBIT INDEX


Exhibit
Number         Exhibit
------         -------

  4            Instruments Defining Rights of Stockholders.
               Reference is made to Registrant's Registration Statement No. 0-15827 on Form 8-A which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.
  5            Opinion and Consent of Brobeck, Phleger &
               Harrison LLP.
  23.1         Consent of Deloitte & Touche LLP, Independent
               Auditors.
  23.2 Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
  24 Power of Attorney. Reference is made to page II-5 of this Registration Statement.
  99.1         Sharper Image Corporation 1994 Non-Employee
               Director Stock Option Plan.
  99.2         Form of Notice of Grant of Automatic Stock Option
               - Initial Grant.
  99.3         Form of Notice of Grant of Automatic Stock Option
               - Annual Grant.
  99.4         Form of Stock Option Agreement.
  99.5         Sharper Image Corporation Stock Option Plan.
  99.6 Form of Notice of Grant and Stock Option Agreement (incorporated by reference to Exhibit No. 28.2 of Registration Statement No. 33-55614 on Form S-8 filed with the Commission on December 11, 1992).